UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2026
Date of Report (Date of Earliest Event Reported)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ULBI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 27, 2026, Ultralife Corporation, a Delaware corporation (“Ultralife” or “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EnerSys Mergersub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and EnerSys, a Delaware corporation (“EnerSys” or “Parent”).

The Merger Agreement provides for the acquisition of Ultralife by Parent in a two-step transaction, consisting of a tender offer followed by a subsequent merger of Merger Sub with and into Ultralife (the “Merger”). Pursuant to the Merger Agreement, Merger Sub will, as promptly as practicable, and in any event within 10 business days after the date of the Merger Agreement, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Ultralife common stock, par value $0.10 per share (the “Shares”), for $16.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes. Following consummation of the Offer, the Merger will be effected under Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), without a meeting or vote of Ultralife’s stockholders, with Ultralife surviving the Merger as a wholly owned subsidiary of Parent.

The Offer will initially be scheduled to expire at 5:00 p.m., New York City time, on the date that is 25 business days after the commencement of the Offer, subject to extension in accordance with the terms of the Merger Agreement. If, on any then-scheduled expiration date, any Offer Condition (as defined below) has not been satisfied or waived, Merger Sub may extend the Offer in consecutive increments of up to 10 business days each, and Merger Sub may extend the Offer for any minimum period required by applicable law or the SEC (as defined below) or Nasdaq or their respective staffs, but in no event will Merger Sub be required to extend the Offer beyond the Outside Date (as defined below). The date on which the Offer expires, as extended in accordance with the Merger Agreement, is referred to as the “Expiration Date,” and the date and time Merger Sub accepts Shares validly tendered and not validly withdrawn pursuant to the Offer is referred to as the “Acceptance Time.” The obligation of Merger Sub to consummate the Offer will be subject to the satisfaction or waiver of customary conditions (collectively, the “Offer Conditions”), including (i) the valid tender and “receipt” (as defined in Section 251(h) of the DGCL), and non-withdrawal, of a number of Shares that, together with Shares then beneficially owned by Merger Sub and its affiliates, represents at least one Share more than 50% of the Shares issued and outstanding at the Acceptance Time (the “Minimum Condition”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) clearance under the United Kingdom National Security and Investment Act 2021 (the “NSIA”) and the receipt of any other required clearance, approval or consent, or the expiration or termination of any required waiting period, under the laws of any jurisdiction other than the United States, (iv) the absence of any law, order or other legal restraint prohibiting the making or consummation of the Offer or the Merger, (v) the accuracy of Ultralife’s representations and warranties, subject to specified materiality qualifications, (vi) Ultralife’s compliance with its covenants under the Merger Agreement, (vii) the absence of a continuing Material Adverse Effect (as defined in the Merger Agreement) on Ultralife since the date of the Merger Agreement, (viii) receipt of a certificate of an executive officer of Ultralife confirming the satisfaction of the conditions in clauses (v) through (vii) and (ix) the Merger Agreement not having been validly terminated in accordance with its terms. Consummation of the Offer will not be subject to a financing condition.

At the effective time of the Merger (the “Effective Time”), each Share other than (i) Shares held by Ultralife (including Shares held in its treasury), (ii) Shares owned, directly or indirectly, by Parent or Merger Sub (or any other subsidiary of Parent), (iii) Shares irrevocably accepted for payment pursuant to the Offer and (iv) Shares held by stockholders who are entitled to and have properly demanded appraisal of such Shares under Section 262 of the DGCL and have not failed to perfect, withdrawn or lost those rights (the “Dissenting Shares”) will be converted into the right to receive the Offer Price in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”). Shares accepted for payment pursuant to the Offer will not receive any additional consideration in the Merger.

As of immediately prior to the Effective Time, each option to purchase Shares (each, a “Company Stock Option”) that is outstanding and has a per-Share exercise price less than the Offer Price (an “In the Money Option”) will automatically accelerate and become fully vested and will be cancelled in exchange for a cash payment, without interest and subject to applicable withholding, equal to (x) the Offer Price minus the applicable per-Share exercise price multiplied by (y) the number of Shares subject to such Company Stock Option. Each Company Stock Option that has a per-Share exercise price equal to or greater than the Offer Price (an “Out of the Money Option”), whether vested or unvested, will be cancelled for no consideration. Each outstanding share of Ultralife restricted stock (collectively, “Company Restricted Stock”), whether vested or unvested, will automatically accelerate and become fully vested and will be cancelled and converted into the right to receive cash equal to the Offer Price, without interest and subject to applicable withholding. Payments in respect of In the Money Options and Company Restricted Stock will be made reasonably promptly (and in no event later than 30 business days) after the Effective Time. Company Stock Options and Company Restricted Stock are collectively referred to as the “Company Equity Awards.” No Company Equity Award will be assumed or substituted with an award relating to Parent stock.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. The parties have agreed to use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement and to obtain required clearances under the HSR Act, the NSIA and other applicable antitrust laws; however, Parent is not required to agree to any divestiture, hold-separate arrangement, behavioral remedy or other condition or restriction in order to obtain any such clearance. During the period from the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, Ultralife has agreed, subject to specified exceptions, to conduct its business in the ordinary course and to use commercially reasonable efforts to preserve substantially intact its business organization and relationships, and not to take certain specified actions without Parent’s prior written consent. Ultralife has also agreed to use reasonable best efforts to obtain, at Parent’s election, either a waiver and consent from the other shareholders of its Indian joint venture or the sale of Ultralife’s interest in such joint venture, which is not a condition to the Offer. At the closing of the Merger, Parent will repay, on behalf of Ultralife, all amounts outstanding under Ultralife’s existing credit agreement.

Ultralife is subject to customary restrictions on soliciting alternative acquisition proposals and engaging in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding those restrictions, prior to the Acceptance Time, Ultralife may, under specified circumstances, provide information to and engage in discussions or negotiations with a third party regarding an unsolicited bona fide written Acquisition Proposal (as defined in the Merger Agreement) that the board of directors of Ultralife (the “Board”) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), if the Board determines, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law. Subject to the terms of the Merger Agreement, prior to the Acceptance Time, the Board may change its recommendation or terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal, and may change its recommendation in response to an Intervening Event (as defined in the Merger Agreement), in each case provided that Ultralife gives Parent at least three business days’ prior written notice (or two business days in the case of certain subsequent changes or developments) and negotiates in good faith with Parent during that period regarding any revisions to the Merger Agreement or the Offer proposed by Parent.

The Merger Agreement contains customary termination rights, including termination by mutual written consent before the Acceptance Time and by either Parent or Ultralife (i) if the Acceptance Time has not occurred on or before April 27, 2027 (as it may be extended, the “Outside Date”), subject to an extension of 60 days, and a further extension of 60 days, if all Offer Conditions other than those relating to the HSR Act, the NSIA or other antitrust laws have been satisfied or waived, (ii) if the Offer expires or is terminated without acceptance of Shares or (iii) if a final and non-appealable legal restraint permanently prohibits the Offer or the Merger. Parent may terminate the Merger Agreement before the Acceptance Time for an uncured breach by Ultralife of its representations, warranties, covenants or agreements that would result in the failure of an Offer Condition or upon the occurrence of a Triggering Event (as defined in the Merger Agreement), including an adverse change in the Board’s recommendation. Ultralife may terminate the Merger Agreement before the Acceptance Time (i) for an uncured breach by Parent or Merger Sub, (ii) to enter into a definitive agreement for a Superior Proposal, subject to payment of the Company Termination Fee, (iii) if the Offer Conditions have been satisfied or waived and Merger Sub fails to consummate the Offer within two business days following the Expiration Date or (iv) if Merger Sub fails to commence the Offer, terminates the Offer prior to the Expiration Date or makes a material change to the Offer, in each case in breach of the Merger Agreement.

Under specified circumstances, including certain transactions following an Acquisition Proposal, a Triggering Event or Ultralife’s termination to enter into a Superior Proposal, Ultralife will be required to pay Parent a termination fee of $10,300,000.00 (the “Company Termination Fee”). Parent will be required to pay Ultralife a reverse termination fee of $10,300,000.00, equal to the Company Termination Fee (the “Reverse Termination Fee”), if the Merger Agreement is terminated (i) because the Outside Date has occurred and the only unsatisfied conditions relate to the HSR Act, the NSIA or other antitrust approvals or clearances, (ii) by Ultralife because Parent or Merger Sub fails to consummate the Offer or the Merger when all conditions have been satisfied or waived or (iii) as a result of a final and non-appealable legal restraint issued under or in connection with the HSR Act, the NSIA or other antitrust laws.

The representations and warranties of Ultralife contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, those representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by documents filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”) by Ultralife prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (v) were made as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding its terms, and not to provide investors with any other factual information regarding Ultralife or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Ultralife or its subsidiaries or business.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in Ultralife’s public disclosures. The Merger Agreement should not be read alone, but instead should be read together with the other information regarding Ultralife that has been, is or will be contained in, or incorporated by reference into, Ultralife’s Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents filed by Ultralife with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders, solely in their respective capacities as stockholders of Ultralife, entered into a tender and support agreement (the “Support Agreement”) with EnerSys and Merger Sub. As of October 27, 2026, such stockholders collectively beneficially owned approximately 40.3% of the outstanding Shares. Pursuant to the Support Agreement, each such stockholder agreed, among other things, (i) to tender all Shares beneficially owned by such stockholder pursuant to the Offer no later than 10 business days after the commencement of the Offer and not to withdraw such Shares, (ii) to vote against competing acquisition proposals and in favor of the Merger and the other transactions contemplated by the Merger Agreement and (iii) to certain other restrictions on its ability to take actions with respect to Ultralife and its Shares. The Shares subject to the Support Agreement do not, without the tender of additional Shares by other holders, satisfy the Minimum Condition.

The Support Agreement will terminate upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any amendment to the Merger Agreement, without such stockholder’s consent, that reduces the amount or changes the form of the Offer Price or Merger Consideration, imposes additional material conditions on its payment or extends the Outside Date beyond the date contemplated by the Merger Agreement (after giving effect to permitted extensions), (d) the expiration of the Offer without the acceptance of Shares for payment, and (e) the mutual written consent of the applicable stockholder and Parent.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On October 27, 2026, Ultralife issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. On October 27, 2026, Enersys issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

The information contained in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 27, 2026, by and among Ultralife Corporation, EnerSys Mergersub Inc. and EnerSys.*
10.1	Form of Tender and Support Agreement.
99.1	Press Release dated as of October 27, 2026, issued by Ultralife Corporation.
99.2	Press Release dated as of October 27, 2026, issued by Enersys.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Ultralife hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

Additional Information and Where to Find It

The Offer has not yet commenced. This communication is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell securities of Ultralife or any other entity, nor is it a substitute for any tender offer materials that Parent, Merger Sub or Ultralife will file with the SEC. A solicitation and an offer to buy securities of Ultralife will be made only pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub intend to file a Tender Offer Statement on Schedule TO with the SEC, and Ultralife will thereafter file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE STOCKHOLDERS AND OTHER INVESTORS OF ULTRALIFE ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The Offer to Purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of Ultralife at no expense to them. The Schedule TO, the Schedule 14D-9 and other related documents will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either EnerSys or Ultralife, or by contacting D.F. King & Co., Inc., the information agent for the Offer, toll-free at (866) 388-7535. Copies of the documents filed with the SEC by Ultralife will be available free of charge on Ultralife’s website at investor.ultralifecorporation.com . Copies of the documents filed with the SEC by EnerSys will be available free of charge on EnerSys’s website at www.enersys.com or by contacting EnerSys at (610) 208-1991.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, EnerSys and Ultralife each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of EnerSys and Ultralife to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes” and similar expressions intended to identify forward-looking statements. These statements reflect Ultralife’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Offer, the Merger and the other transactions contemplated by the Merger Agreement, the timing of the Offer and related transactions, the possibility that the transaction does not close, uncertainties as to how many of Ultralife’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including any governmental or regulatory approvals, the anticipated benefits of the transaction, the integration of Ultralife into EnerSys, prospective performance and opportunities, post-closing operations and the outlook for the businesses of EnerSys and Ultralife, and any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Ultralife’s stockholders tendering their Shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for Ultralife will be made; (v) the possibility that any or all of the conditions to consummation of the Offer or the Merger may not be satisfied or waived, including failure to receive required regulatory approvals or clearances or the imposition of conditions, limitations or restrictions on those approvals; (vi) the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement, including circumstances requiring Ultralife to pay the Company Termination Fee or Parent to pay the Reverse Termination Fee; (vii) the effect of the announcement or pendency of the transactions on the ability of EnerSys or Ultralife to retain and hire key personnel, maintain relationships with customers, suppliers and other business partners, or conduct their businesses; (viii) risks related to diverting management’s attention from ongoing business operations; (ix) the risk that stockholder litigation relating to the transactions may result in significant costs of defense, indemnification and liability; and (x) other factors set forth from time to time in each of EnerSys’s and Ultralife’s filings with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Any forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Ultralife does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof, other than as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026		ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer